Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-280441 and 333-256946 on Form S-8 of our reports dated April 16, 2025, relating to the consolidated financial statements of Citi Trends, Inc. and the effectiveness of Citi Trends, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended February 1, 2025.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
April 16, 2025